EXHIBIT 77(I)

ITEM 77I - TERMS OF NEW OR AMENDED SECURITIES

(1) At the May 29, 2003 meeting of the Board of Trustees of ING Investors Trust (the "Board"), approved designating Class R shares of ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Value Equity Portfolio, ING FMR(SM) Diversified Mid Cap Portfolio, ING Goldman Sachs Internet Tollkeeper(SM) Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING Julius Baer Foreign Portfolio, ING Limited Maturity Bond Portfolio, ING Mercury Focus Value Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Research Portfolio, ING PIMCO Core Bond Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, and ING Van Kampen Real Estate Portfolio.

(2) At the February 25, 2004 meeting of the Board of Trustees for ING Investors Trust (the "Board"), the Board approved establishing a new series to the Trust to be designated as ING LifeStyle Aggressive Growth Portfolio, ING LifeStyle Growth Portfolio, ING LifeStyle Moderate Growth Portfolio and ING LifeStyle Moderate Portfolio (each, a "LifeStyle Portfolio" and collectively, the "LifeStyle Portfolios") and the establishment of another additional separate series designated as ING Evergreen Health Sciences Portfolio and ING Evergreen Omega Portfolio (each, a "Portfolio" together, the "Portfolios").

(3) At the February 25, 2004 meeting of the Board of Trustees for ING Investors Trust ("IIT") (the "Board"), the Board approved the Fee Waiver Agreement between IIT and Directed Services, Inc. ("DSI") for the period August 1, 2003 through and including December 31, 2004 under which DSI agreed to waive 0.15% of the distribution fee for Class R shares which it is entitled to receive under the Shareholder Service and Distribution Plan for IIT.